Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Relìv International, Inc. and Subsidiaries of our report dated March 14, 2007, with respect to the consolidated financial statements of Relìv International, Inc. and Subsidiaries, included in the 2006 Annual Report to Shareholders of Relìv International, Inc. in the following Registration Statements:

1)	Registration Statement (Form S-3 No. 333-131974) of Relìv International, Inc., as amended,

2)	Registration Statement (Form S-8 No. 333-67639) pertaining to the Relìv International, Inc. 1998 Distributor Stock Purchase Plan, as amended,

3)	Registration Statement (Form S-8 No. 333-67921) pertaining to the Relìv International, Inc. 401(k) Plan,

4)	(Form S-8 No. 333-107914) pertaining to the Relìv International, Inc. 2003 Stock Option Plan;

of our report dated March 14, 2007, with respect to the consolidated financial statements of Relìv International, Inc. and Subsidiaries incorporated herein by reference, our report dated March 14, 2007, with respect to Relìv International, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Relìv International, Inc., included herein, and our report included in the preceding paragraph with respect to the financial statement schedule of Relìv International, Inc. included in this Annual Report (Form 10-K) of Relìv International, Inc.

/s/ Ernst & Young LLP

St. Louis, Missouri
March 14, 2007